UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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☑	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
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☐	Definitive Proxy Statement	☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

DUOS TECHNOLOGIES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Duos Technologies Group, Inc.

6622 Southpoint Drive S., Suite 310

Jacksonville, Florida 32216

(904) 652-1601

To the Shareholders of Duos Technologies Group, Inc.:

We are pleased to invite you to attend the Annual Meeting of the Shareholders of Duos Technologies Group, Inc. (the “Company”, “we”, “us”, or “our”), which will be held at 10:30 a.m. January ___, 2018 at the Company’s headquarters located at 6622 Southpoint Drive S., Suite 310, Jacksonville, Florida 32216 (the “Annual Meeting”), for the following purposes:

1.

To elect members to the Company’s Board of Directors; and

2.

To approve an amendment to the Company’s Articles of Incorporation to effect a proposed reverse stock split in a range of not less than 1-for-2 and not more than 1-for-20. The form of this amendment to our Articles of Incorporation is attached to the Proxy Statement as Appendix A.

3.

To approve an amendment increasing the amount of shares issuable under the 2016 Equity Incentive Plan to 2,500,000 shares.

Our Board of Directors has fixed the close of business on December 8, 2017 as the Record Date for a determination of shareholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof (the “Record Date”).

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to shareholders. Registration and seating will begin at 10:00 a.m. Shares of the Company can be voted at the Annual Meeting only if the shareholder is present in person or by valid proxy.

For admission to the Annual Meeting, each shareholder may be asked to present a valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the Record Date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, it is still important that your shares be represented. Please submit a proxy to vote your shares in one of three ways: via Internet, telephone or mail. If you choose to submit your proxy by mail, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience.

By the Order of the Board of Directors of
Duos Technologies Group, Inc.
/s/ Adrian G. Goldfarb
Adrian G. Goldfarb
Chief Financial Officer

Dated: December ___, 2017

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JANUARY ___, 2018.

Our proxy statement, which is enclosed with this mailing, is also available at [●]

Duos Technologies Group, Inc.

6622 Southpoint Drive S., Suite 310

Jacksonville, Florida 32216

(904) 652-1601

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

Why am I receiving these materials?

These proxy materials are being sent to the holders of shares of the voting stock of Duos Technologies Group, Inc., a Florida corporation (the “Company”, “we”, “us”, or “our”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of Shareholders to be held at 10 a.m. on January ____, 2018 at the Company’s headquarters at 6622 Southpoint Drive S., Suite 310, Jacksonville, Florida 32216. The proxy materials relating to the Annual Meeting are first being mailed to shareholders entitled to vote at the meeting on or about December _____, 2017.

Who is entitled to vote?

Our Board has fixed the close of business on December 8, 2017 as the Record Date for a determination of shareholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof. On the Record Date, there were __________ shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each matter that may come before the Annual Meeting. As of the Record Date, the Company had 2,830 shares of Series B convertible Preferred Stock which are entitled to vote on an as converted basis on all matters on which the holders of common stock are entitled to vote.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with our transfer agent, Pacific Stock Transfer, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who may attend the meeting?

Record holders and beneficial owners may attend the Annual Meeting. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date. Please see below for instructions on how to vote at the Annual Meeting if your shares are held in street name.

How do I vote?

Record Holder

1.	Vote by Internet. The website address for Internet voting is on your proxy card.
2.	Vote by phone. Call 1 (800) 690-6903 and follow the instructions on your proxy card.
3.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
4.	Vote in person. Attend and vote at the Annual Meeting.

If you vote by Internet or phone, please DO NOT mail your proxy card.

Beneficial Owner (holding shares in street name)

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.
2.	Vote by mail. Mark, date, sign and mail promptly the enclosed vote instruction form (a postage-paid envelope is provided for mailing in the United States).
3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

What constitutes a quorum?

To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when a majority of the outstanding shares of stock entitled to vote, as of the Record Date, are represented in person or by proxy. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. Abstentions are counted as present for the purpose of determining the existence of a quorum. However, broker non-votes will not count as present for the purpose of determining the existence of a quorum. A quorum shall consist of a majority of the combined voting power of the Company’s shares of Common Stock and Series B Convertible Preferred Stock (the “Series B”). Holders of the Series B are entitled to vote shares of the Series B on an as converted basis on all matters on which the shareholders of Common Stock are entitled to vote.

What happens if the Company is unable to obtain a quorum?

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the Proposal by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of proxies.

Is the Proposal considered “Routine” or “Non-Routine”?

Proposals 1 and 3 are considered non-routine.

Proposal 2 is considered routine.

What is a broker non-vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a “broker non-vote.” Broker non-votes do not count as a vote “FOR” or “AGAINST” the proposal. However, because the proposal requires a majority of our outstanding shares to vote “FOR” approval, a broker non-vote will adversely affect this proposal.

If you are the shareholder of record, and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting. If your shares are held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization may generally vote at its discretion on routine matters, but not on non-routine matters. If you sign your vote instruction form but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board on any non-routine matter.

Important rule affecting beneficial owners holding shares in street name

Brokers may not use discretionary authority to vote shares on Proposals 1 and/or 3 if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

How are abstentions treated?

Abstentions have an effect on the outcome of any matter being voted on that requires the approval based on our total voting power of voting stock outstanding. Thus, abstentions will have a negative effect on Proposal 2.

How many votes are needed for each Proposal to pass, is broker discretionary voting allowed and what is the effect of an abstention?

Proposal	Vote Required	Broker Discretionary Vote Allowed	Effect of Abstentions on the Proposal
To elect members to the Company’s Board of Directors	Plurality	No	No effect*
To approve a reverse stock split	Majority of the outstanding voting power	Yes	Vote against
To approve an amendment increasing the amount of shares issuable under the 2016 Equity Incentive Plan to 2,500,000 shares	Majority of the votes cast	No	No effect*

*Abstentions will reduce the number of affirmative votes received, but not the required amount needed for the proposal to pass.

What are the voting procedures?

You may vote in favor of any Proposal, against any Proposal, or you may abstain from voting on any Proposal. You should specify your choice on the accompanying proxy card or your vote instruction form.

Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Corporate Secretary of the Company, by delivering a proxy card dated after the date of the Proxy Statement or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Duos Technologies Group, Inc., 6622 Southpoint Drive S., Suite 310, Jacksonville, Florida 32216, Attention: Corporate Secretary.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you submit a signed proxy card, the persons named as proxy holders, Mr. Gianni Arcaini and Mr. Adrian Goldfarb, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, then Mr. Gianni Arcaini, our Chairman of the Board, is authorized to adjourn the Annual Meeting until a quorum is present or represented.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary at: Duos Technologies Group, Inc., 6622 Southpoint Drive S., Suite 310, Jacksonville, Florida 32216.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to the Company’s shareholders with respect to the Proposals brought before the Annual Meeting.

Can a shareholder present a proposal to be considered at the 2018 annual meeting?

Under the rules of the Securities and Exchange Commission (the “SEC”), shareholder proposals intended to be presented at the Company’s 2018 annual meeting of shareholders in accordance with Rule 14a-8 must be made in accordance with the Company’s Bylaws and received by the Company, at its principal executive offices. Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. Our nominating and corporate governance committee reviews all shareholder proposals and makes recommendations to the Board for actions on such proposals.

Our Bylaws provide that matters may be properly brought before the annual meeting, only as follows: (i) brought before the meeting and specified pursuant to the Company’s notice of meeting of the shareholders, (ii) otherwise brought specifically by or at the direction of the Board, or (iii) by any shareholder of the Company who was a shareholder of record who is entitled to vote at the meeting and who complied with the notice procedures; provided, that if such matter is proposed on behalf of a beneficial owner making a proposal (each, a “Proponent” and collectively, the “Proponents”) it  may only be properly brought before the meeting, if such Proponent was the beneficial owner of shares of the Company at the time of the giving of the shareholder’s notice.

Any shareholder intending to nominate a candidate for election to the Board or to propose any business at our 2018 annual meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), shall submit a notice which sets forth: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement whether such nominee, if elected, intends to tender promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board, (6) with respect to each nominee for election or re-election to the Board, include a completed and signed questionnaire, representation and agreement, and (7) such other information concerning such nominee as would be required to be disclosed in a proxy statement. For business other than nominations the shareholder must deliver written notice to the Company setting forth: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting, (2) the text of the proposal to be presented at the meeting, (3) a statement in support of the proposal, (4) a representation that such shareholder intends to appear in person, by remote communication, if applicable, or by proxy at the meeting to bring such business before the meeting, (5) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (6) the class, series and number of shares of the Company which are owned of record and beneficially owned by the shareholder, and (7) any material interest in such business of any Proponent, if any, on whose behalf the nomination or proposal is made. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

All notices delivered to the Company concerning proposals for the 2018 annual meeting must include: (A) the name and address of each Proponent, as they appear on the Company’s books; (B) the class, series and number of shares of the Company that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record of shares of the Company entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to propose the business that is specified in the notice; (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees or to carry such proposal; (F) to the extent known by any Proponent, the name and address of any other shareholder supporting the proposal on the date of such shareholder’s notice; and (G) a description of all derivative transactions by each Proponent during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such derivative transactions.

To be timely the shareholder must give notice not earlier than the close of business on the 150th day (____________ ___, 2018) nor later than the close of business on the 120th day (_____________, ___ 2018) prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given); provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, for notice by the shareholder to be timely, such shareholder’s written notice must be delivered to the secretary not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made, whichever is later.  Notwithstanding the foregoing, in no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. If the 2018 annual meeting is held more than 30 days before or after the first anniversary of the date of the 2018 annual meeting, the shareholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2018 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any shareholder proposal or nomination. To make a submission or request a copy of our Bylaws, shareholders should contact our Corporate Secretary. We strongly encourage shareholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination. We reserve the right to amend our Bylaws and any change will apply to the 2018 annual meeting unless otherwise specified in the amendment.

Interest of officers and directors in matters to be acted upon

None of the officers or directors have any interest in any of the matters to be acted upon at the Annual Meeting.

The Board Recommends that Shareholders Vote “For” Proposal Nos. 1, 2 (all ratios), and 3.

PROPOSAL 1. TO ELECT MEMBERS TO THE COMPANY’S BOARD OF DIRECTORS

We currently have four directors. There is one vacancy as a result of a recent resignation. The terms of all of the Company’s current directors will expire at this Annual Meeting. The Board proposes the election of the following nominees as directors:

Gianni B. Arcaini

Adrian Goldfarb

Fred Mulder

Blair Fonda

All of the nominees listed above are currently directors of the Company. Additionally, all of the nominees have been nominated and have agreed to serve if elected. If a nominee becomes unavailable for election before this Annual Meeting, the Board can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card. Furthermore, we may appoint an additional person to the Board before the Annual Meeting. The principal occupation and certain other information about the nominees and the Company’s executive officers are set forth on the following pages.

In any event the five persons who receive the most votes cast will be elected and will serve as directors until the next annual meeting.

The Board recommends a vote “For” the election of the nominated slate of directors.

DIRECTORS AND EXECUTIVE OFFICERS

The following table represents the nominees to serve as directors and their current position on the Board, if any:

Directors

Name	Age	Position
Gianni B. Arcaini	69	Chairman of the Board
Adrian Goldfarb	60	Director
Fred Mulder	74	Director
Blair Fonda	51	Director

Director Nominee biographies

Gianni B. Arcaini - Mr. Arcaini has been the Chairman of the Board, President, and Chief Executive Officer of the Company since April 1, 2015, and was Chief Executive Officer and has been a director of the Company’s subsidiary, Duos Technologies Inc. (“DTI”), from 2002 to date. Upon the resignation of the Company’s former Chief Operating Officer in August 2017, Mr. Arcaini assumed the duties of Chief Operating Officer. Mr. Arcaini brings to the Board significant experience in the Company’s industry and a deep knowledge of the Company’s business and customers and contributes a perspective based on his years of involvement with the Company and DTI.

Adrian Goldfarb – Mr. Goldfarb has served as a director of the Company since April 2010. Mr. Goldfarb has served as the Company’s Chief Financial Officer since July 1, 2012. From July 1, 2012 until 2015, Mr. Goldfarb served as President of the Company. Mr. Goldfarb brings to the Board an educational background in finance, experience as a Chief Financial Officer of both private and public entities, and significant experience in managing the finances of small public companies.

Fred Mulder - Mr. Mulder has served as a director of the Company since April 1, 2015. From June 2006 to 2015 Mr. Mulder served as a director of the Company’s subsidiary. From 2001 to 2013, Mr. Mulder served as Executive Chairman of the board of LBI International N.V. and as non-executive member of the board of W.P. Stewart in New York from 2009 until 2014. Mr. Mulder has also served as the chairman of the supervisory board of Stahomij B.V., Amsterdam, member of the board of Aleri / MPCT Solutions - Chicago/London, member of the supervisory board of Debitel N.V. – Hoofddorp, Environmental Capital Holdings – Jacksonville, Florida. He also serves as chairman of the investment committee of Nethave N.V., Berghave N.V., and the pension fund of Radio Holland N.V. Mr. Mulder brings to the Board an extensive background in international business and serves as a liaison with the Company’s european based shareholders.

Blair Fonda - Mr. Fonda has served as a director of the Company since May 3, 2017. Mr. Fonda is the Chairman of the Audit Committee, a member of the Corporate Governance and Nominating Committee, and a member of the Compensation Committee. Since 2013, Mr. Blair Fonda has served as the Chief Financial Officer of Emergent Financial Partners (“EFP”). EFP. From 2013 to 2016, Mr. Fonda was contracted through EFP to serve as the outside Chief Financial Officer of Mountainstar Capital Engagement. From 2007 to 2013, Mr. Fonda served as the Vice President and Controller of the Hospitality Division of Gate Petroleum. Mr. Fonda was appointed as a director because his education and background qualify him as a financial expert and his prior accounting experience is beneficial to the Company.

Executive Officers

Name	Age	Position
Gianni B. Arcaini	69	Chief Executive Officer and acting Chief Operating Officer
Adrian Goldfarb	60	Chief Financial Officer
Connie Weeks	59	Chief Accounting Officer

Mr. Gianni B. Arcaini - See above for Mr. Arcaini’s biography.

Mr. Adrian Goldfarb - See above for Mr. Goldfarb’s biography.

Ms. Connie Weeks - Ms. Weeks has been an employee of the Company for over 30 years and now serves as Chief Accounting Officer.

Family Relationships

There are no family relationships among the Company’s directors and/or executive officers.

Board responsibilities

The Board oversees, counsels, and directs management in regard to the long-term interests of the Company and its shareholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of the Company. The Board is not involved in the operating details on a day-to-day basis.

Board committees and charters

The Board and its committees meet and act by written consent from time-to-time as appropriate. The Board delegates various responsibilities and authority to its Board committees.

The following table identifies the current committee members who we nominated to serve:

Name	Audit	Compensation	Governance and Nominating
Blair Fonda	Chair	✓	✓
Alfred Mulder		✓	✓

Director Independence

With the exceptions of Messrs. Arcaini and Goldfarb, our Board determined that all of our present directors are independent in accordance with rules of the NYSE. The Company expects to apply for listing of its common stock on a national securities exchange.

Our Board has determined that Blair Fonda is an independent Audit Committee member under the rules of the NYSE for independent directors because he has no material relationship with the Company, has not been employed by the Company in the last three years, and there are no other factors that would cause him to not meet the independence standards. Our Board has also determined that Blair Fonda and Alfred Mulder are independent Compensation Committee members under the rules of the NYSE for independent directors because they have no material relationship with the Company, have not been employed by the Company in the last three years, and there are no other factors that would cause them to not meet the independence standards. Our Board has also determined that Blair Fonda and Alfred Mulder are independent Governance and Nominating Committee members under the rules of the NYSE for independent directors because they have no material relationship with the Company, have not been employed by the Company in the last three years, and there are no other factors that would cause them to not meet the independence standards.

Committees of the Board of Directors

Audit Committee

The Audit Committee oversees the Company's accounting and financial reporting processes and the audit of the Company's financial statements on behalf of the Board.

The Audit Committee is required to select and retain an independent registered public accounting firm to act as the Company's independent auditors for the purpose of auditing the Company's annual financial statements, books, records, accounts and internal controls over financial reporting, subject to ratification by the Company's shareholders of the selection of the independent auditors, set the compensation of the Company's independent auditors, oversee the work done by the Company's independent auditors, and terminate the Company's independent auditors, if necessary. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Audit Committee held 2 meetings in 2016.

Audit Committee Financial Expert

Our Board has determined that Mr. Fonda will be qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the SEC and in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The function of the Compensation Committee, which currently consists of Blair Fonda and Alfred Mulder is to review the compensation of the Company’s executive officers. The Compensation Committee has the power to set performance targets for determining compensation payable to executive officers, recommend compensation programs to the Board, and may review and make recommendations with respect to shareholder proposals related to compensation matters. Additionally, the Compensation Committee is responsible for administering the Company equity incentive plans. The Compensation Committee held no meetings in 2016.

Governance and Nominating Committee

The Governance and Nominating Committee, which consists of Blair Fonda and Alfred Mulder, is required to review the management of the Company and make recommendations to the Board concerning the Company’s corporate governance. The Governance and Nominating Committee had ___ meetings in 2016.

Number of meetings of the board for fiscal year 2016

For 2016, the Board had four meetings and acted by unanimous consent on two occasions. No directors (who were incumbent at the time) attended fewer than 75 percent of the total meetings or committee meetings of the Board for 2016.

Board diversity

While we do not have a formal policy on diversity, the Board considers diversity to include the skill set, background, reputation, type and length of business experience of the Board members as well as a particular nominee’s contributions to that mix. The Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its shareholders. Although there are many other factors, the Board seeks individuals with experience on operating growing businesses.

Board leadership structure

We have chosen to combine the Chief Executive Officer and Board Chairman positions. We believe that this Board leadership structure is the most appropriate for the Company. Because we are a small company, it is more efficient to have the leadership of the Board in the same hands as the Chief Executive Officer. The challenges faced by us at this stage – implementing the Company’s business and marketing plan and accelerating the Company’s growth – are most efficiently dealt with by one person who is familiar with both the operational aspects as well as the strategic aspects of the Company’s business.

Board risk oversight

The Company’s risk management function is overseen by the Board. The Company’s management keeps its Board apprised of material risks and provides its directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Mr. Gianni Arcaini works closely together with the Board once material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, the Company’s independent directors may conduct the assessment. The primary risk affecting us is the need to generate more revenue from the Company’s technologies with the capital from our recent private placement.

Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of the Company’s employees, including the Company’s Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to the Company’s directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations and the prompt reporting of illegal or unethical behavior. We will provide a copy, without charge, to anyone that requests one in writing to Duos Technologies Group, Inc., 6622 Southpoint Drive S., Suite 310, Jacksonville, Florida 32216.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s common stock to file initial reports of ownership and changes in ownership of the Company’s common stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us, we believe that only Blair Fonda and Willem van Kooten failed to comply with Section 16(a).

Communication with the Company’s Board

Although the Company does not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at Duos Technologies Group, Inc., 6622 Southpoint Drive S., Suite 310, Jacksonville, Florida 32216. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Related person transactions

On January 24, 2016, the wife of Mr. Gianni Arcaini loaned the Company an additional $20,000 at an annual percentage rate of 8% and repayable by the Company when sufficient funds are available. The total principal due at November 30, 2017 was $0.

On January 28, 2016, Mr. Adrian Goldfarb loaned the Company $30,000, accruing interest at 8% per annum which is repayable by the Company when sufficient funds are available. The total principal due at November 30, 2017 was $0.

On July 19, 2016, the Company received a $60,000 loan less fees of $75 for a related party loan with proceeds of $59,925 from Gianni B. Arcaini.  The promissory note carries an annual interest rate of 7.99% with a monthly installment payment of $1,052 through July 19, 2022.  The total principal due at November 30, 2017 was $0.

On August 11, 2016, the Company received an $111,645 loan from Michiel Hirschler, who owns greater than 5% of the Company’s common stock.  The note accrues interest at the rate of 8% per annum and is repayable on or before February 11, 2017. The total principal due at November 30, 2017 was $0.

Simultaneously with the closing of the November 24, 2017 private offering (the “November Offering”) (i) Gianni Arcaini  converted $700,543 of accrued salary into 700,543 shares of the Company’s common stock at a $1.00 per share and 700,543 warrants to purchase shares of the Company’s common stock at an exercise price of $1.00 per share, expiring five years from the Initial Exercise Date, (ii) Adrian Goldfarb converted $34,020 of liabilities into 34,020 shares of the Company’s common stock at a $1.00 per share and 34,020 warrants to purchase shares of the Company’s common stock at an exercise price of $1.00 per share, expiring five years from the Initial Exercise Date.

Each of Messrs. Arcaini and Goldfarb entered into a lock-up agreement prohibiting the sale or other transfer of all securities of the Company owned by him for a period of one year.

Voting securities and principal holders thereof

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of the Record Date by (i) those persons known by the Company to be owners of more than 5% of its common stock, (ii) each director and director nominee, (iii) the Named Executive Officers (as disclosed in the Summary Compensation Table), and (iv) the Company’s executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: Duos Technologies Group, Inc., 6622 Southpoint Drive S., Suite 310, Jacksonville, Florida 32216 Attention: Corporate Secretary.

Title of Class	Beneficial Owner	Amount of Beneficial Ownership (1)	Percent Beneficially Owned
Named Executive Officers:
Common Stock	Gianni Arcaini (2)	1,535,337	7.19%
Common Stock	Adrian Goldfarb (3)	72,772	*

Directors:
Common Stock	Fred Mulder (4)	10,892	*
Common Stock	Blair Fonda (5)	0	0
Common Stock	Officers and Directors as a group (5 persons)	1,619,001	7.57%

5% Shareholders:
Common Stock	JMJ Financial (6)	2,050,526	9.93%
Common Stock	First Eagle Investment Management, LLC (7), (8)	2,930,930	13.86%
Common Stock	21 April Fund, Ltd. (8), (9)	2,063,071	9.99%
Common Stock	AIGH LP (10)	2,000,000	9.68%
Common Stock	Alpha Capital Anstalt	1,500,000	7.26%

———————

* Less than 1%.

(1)

Applicable percentages are based on 20,651,371 shares outstanding as of the Record Date. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options, warrants or conversion of notes. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

(2)

Mr. Arcaini is the Company’s Chief Executive Officer and Chairman of the Board. Consists of 700,543 shares of common stock and 700,543 shares of common stock underlying warrants held directly by Mr. Arcaini and 134,251 shares of common stock held by Robex International, Inc., a Florida corporation (“Robex”). Mr. Arcaini owns 95% of Robex and has sole dispositive and voting power over such shares.

(3)	Mr. Goldfarb is the Company’s Chief Financial Officer and a director. Consists of 38,752 shares of common stock and 34,020 shares of common stock underlying warrants.
(4)	Mr. Mulder is a director.
(5)	Mr. Fonda is a director.
(6)

JMJ Financial is the holder of 2,050,526 shares of common stock and 2,830 Series B preferred which can be converted into shares of the Company’s common stock at the rate of 2,000 shares of the Company’s common stock for each Series B redeemed. The percentage ownership is calculated on the total of all common shares outstanding plus 5,660,000 common stock equivalents represented by the 2,830 Series B, subject to a 9.99% beneficial ownership limitation.

(7)

First Eagle Investment Management, LLC (“FEIM”), an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of more than 10% of the Company’s Common Stock as a result of acting as investment advisor to various clients.

(8)	Based upon Schedule 13G filed with the SEC on December 1, 2017.
(9)

21 April Fund, Ltd., a Cayman Islands company for which FEIM acts as investment adviser, may be deemed to beneficially own shares and warrants of the Company subject to a beneficial ownership blocker of 9.99%. The Shares beneficially owned by FEIM included the shares beneficially owned by 21 April Fund, Ltd. 21 April Fund, Ltd. holds additional warrants above the 9.99% limit which would make its total beneficial ownership 3,184,140 shares and 14.31% if there were no 9.99% blocker.

(10)

Mr. Orin Hirschman is the Managing Member of AIGH LP’s General Partner and president of AIGH LLC, with respect to shares of Common Stock directly held by AIGH LP, and AIGH LLC. Based upon Schedule 13G filed with the SEC on December 7, 2017.

The following information is related to the compensation paid, distributed or accrued by us for the years ended December 31, 2016 and 2015 to our Chief Executive Officer (principal executive officer) serving during the last fiscal year and the other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

The following table sets forth the total compensation received for services rendered in all capacities to our Company for the last two fiscal years, which was awarded to, earned by, or paid to our Chief Executive Officer, Chief Financial Officer and our former Chief Executive Officer (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock ($)		Other Comp. ($)		Total ($)

Gianni B. Arcaini, Chairman of the Board, Chief Executive Officer	2016	226,600	61,000	(1)			24,154	(2)	311,754
	2015	226,600	67,960	(1)			24,154	(2)	318,714

Adrian G. Goldfarb, Chief Financial Officer	2016	142,500							142,500
	2015	110,992			33,879	(3)	18,343	(4)	163,214

———————

(1)

Represents an amount equal to 1% of annual revenues to which Mr. Arcaini is entitled under the terms of his employment, which is being deferred until the company has sufficient working capital to pay this amount. Since 2008, in an effort to conserve cash flow, all amounts payable to Mr. Arcaini in respect of this entry have been deferred and as of December 31, 2016, the aggregate deferred amount owing is $681,381 including accrued interest.

(2)	Comprised of $18,000 per annum car allowance and $6,154 in Company paid membership dues and subscriptions.
(3)	Represents the fair value on the grant date of 85,000 shares of the Company common stock issued to Mr. Goldfarb on March 31, 2015 owed to him upon the effectiveness of the Company’s merger with DTI.
(4)	Represents taxes paid by Company as compensation for converting $58,000 of deferred salary into Company stock at $0.40 per share.

Employment and Compensation Agreements

Gianni B. Arcaini entered into an employment agreement with DTI (the “Arcaini Employment Agreement”) dated May 1, 2003, as subsequently amended on February 10, 2004 and February 12, 2007, pursuant to which Mr. Arcaini served as Chief Executive Officer, President and Chairman of DTI. The Arcaini Employment Agreement has continued with the Company. Under the Arcaini Employment Agreement, Mr. Arcaini is paid an annual salary of $226,600 and a car allowance of $18,000 per annum.  In addition, as incentive based compensation, Mr. Arcaini is entitled to 1% of annual gross revenues of DTI.  However, in order to conserve cash flow, since January 2008, Mr. Arcaini has been deferring a part of his compensation and, as of December 31, 2016, such deferred amount including accrued interest totaled an aggregate of $681,381. The Arcaini Employment Agreement had an initial term that extended through April 30, 2006, subject to renewal for successive one-year terms unless either party gives notice of that party’s election to not renew to the other at least 60 days prior to the expiration of the then-current term.  The Arcaini Employment Agreement remains in effect through December 31, 2017 and contains certain provisions for early termination, which may result in a severance payment equal to one year of base salary then in effect. It is anticipated that Mr. Arcaini’s compensation terms will be revisited in the future by the Compensation Committee of the Company’s Board.

Outstanding equity awards at fiscal year-end

There were no outstanding equity awards to any of our Named Executive Officers during the year ended December 31, 2016.

Director Compensation

Each independent director is entitled to receive $15,000 per annum for service on our Board. In addition, Chairmen of committees are awarded an additional $5,000 per annum in compensation in connection with their service in such capacity.

The following table summarizes data concerning the compensation of our non-employee directors for the year ended December 31, 2016.

Director Name	Fees Earned or Paid in Cash (1)	Total
Gijs van Thiel (2)	20,000	20,000
Joseph S. Glodek (3)	15,000	15,000
Alfred J. (Fred) Mulder	20,000	20,000

———————

(1)	The Company and the Board agreed that the fee owed to the members would be payable in stock valued at fair market value.
(2)	Mr. Gijs van Thiel resigned from the Board on December 30, 2016.
(3)	Mr. Glodek resigned from the Board on January 19, 2017.

Equity compensation plan information

The following chart reflects the number of securities granted and the weighted average exercise price for our compensation plans as of November 30, 2017.

Name of Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under compensation plans (excluding securities reflected in column
Equity compensation plans approved by security holders
2016 Equity Incentive Plan (1)	_________	______________	228,572
Equity compensation plans not approved by security holders
None	—	—	—
Total	__________	___________	__________

———————

(1)	Represents options issued under the Plan. Includes ______________ options granted to directors and executive officers.

A summary of the 2016 Equity Incentive Plan is discussed in Proposal 3 of this Proxy Statement.

Legal proceedings

The Company is not aware of any legal proceedings that the Company is involved in.

PROPOSAL 2.  AMENDMENT TO APPROVE A REVERSE STOCK SPLIT

Our Board has adopted and is submitting for shareholder vote an amendment to our Articles of Incorporation (“Charter”) that would grant to our Board the discretion to effect a reverse split of all outstanding shares of our common stock, if the Board deems that it is in our and our shareholders’ best interests, at a ratio of between, and including, 1-for-2 and 1-for-20 (we refer to a split at any such ratio as a “Reverse Stock Split”). Until one year from the Annual Meeting, our Board will have the sole discretion to elect, as it determines to be in the best interests of the Company and our shareholders, whether or not to effect a Reverse Stock Split, and if so, at which ratio falling within the approved range. Our Board believes that approval of a proposal granting this discretion to the Board, rather than approval of an immediate Reverse Stock Split at a specified ratio, would provide the Board with maximum flexibility to react to current market conditions and to therefore achieve the purposes of the Reverse Stock Split, if implemented, and to act in the best interests of the Company and our shareholders.

To effect the Reverse Stock Split, our Board would authorize our management to file Articles of Amendment to our Articles of Incorporation (the “Charter”) with the Florida Secretary of State. If our Board elects to implement a Reverse Stock Split, the number of issued and outstanding shares of our common stock would be reduced in accordance with the ratio for the selected Reverse Stock Split. The par value of our common stock would remain unchanged at $0.001 per share, and the number of our authorized shares of common stock would remain unchanged. Our Board may elect not to implement any Reverse Stock Split at its sole discretion, if the proposed Reverse Stock Split is approved by our shareholders. The proposed form of amendment to our Charter to implement the Reverse Stock Split is attached to this Proxy Statement as Appendix A.

Overview

To effect the Reverse Stock Split, our Board has authorized our management to file an Amendment to our Charter with the Florida Secretary of State. Our Board may elect not to implement the approved Reverse Stock Split at its sole discretion, even if the proposed Reverse Stock Split is approved by our shareholders.  Our Board has the maximum flexibility to react to current market conditions and to therefore achieve the purposes of the Reverse Stock Split, if implemented, and to act in the best interests of us and our shareholders.

Our common stock is currently quoted on the OTCQB under the symbol “DUOT”.  On the Record Date, the last sale price of our common stock was $[●] per share. Our Board believes that our relatively low per-share market price of our common stock impairs the acceptability of the common stock to potential investors and certain members of the investing public, including institutional investors.  Our Board also believes that the Reverse Stock Split will move us closer to being eligible for listing on the NYSE American Exchange (the “Exchange”).

Purpose of the Reverse Stock Split

The Board believes that a Reverse Stock Split is desirable for a number of reasons, including but not limited to the following:

Move The Company Closer to Listing on the NYSE American Exchange.  By potentially increasing the Company’s stock price, the Reverse Stock Split will potentially increase the Company’s minimum share price required for the initial listing requirements on the Exchange.  We expect to eventually apply for listing on the Exchange.  We currently do not meet the Exchange listing requirements. The Reverse Stock Split will not cause us to meet all of the listing requirements for the Exchange.  But we believe the Reverse Stock Split will increase the Company’s stock price which may help us move towards eventually meeting the minimum share price requirements.  We are not certain that the Reverse Stock Split will have a long-term positive effect on the market price of the Company’s common stock, or increase the Company’s ability to be listed or approved for trading on the Exchange.

Increase in Eligible Institutional and Other Investors.  We believe a Reverse Stock Split may increase the price of our common stock or potentially decrease its volatility, and thus may allow a broader range of institutional investors with the ability to invest in our stock. For example, many funds and institutions have investment guidelines and policies that prohibit them from investing in stocks whose price is below a certain threshold. We believe that increased institutional investor interest in the Company and our common stock will potentially increase the overall market for our common stock.

Increase Analyst and Broker Interest.  We believe a Reverse Stock Split would help increase analyst and broker-dealer interest in our common stock as many brokerage and investment advisory firms’ policies can discourage analysts, advisors, and broker-dealers from following or recommending companies with low stock prices. Because of the trading volatility and lack of liquidity often associated with lower-priced stocks, many brokerage houses have adopted investment guidelines and policies and practices that either prohibit or discourage them from investing or trading such stocks or recommending them to their clients and customers. Some of those guidelines, policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to broker-dealers. While we recognize we will remain a “penny stock” under the rules of the SEC because a penny stock trades at less than $5.00, we think the increase from the Reverse Stock Split will position us better if our business continues to increase as we expect. Additionally, because brokers’ commissions and dealer mark-ups/mark-downs on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions and mark-ups/mark-downs on higher-priced stocks, the current average price per share of our common stock can result in shareholders or potential shareholders paying transaction costs representing a higher percentage of the total share value than would otherwise be the case if the share price were substantially higher.

Risks of the Reverse Stock Split

The Reverse Stock Split may not increase our market capitalization, which would prevent us from realizing some of the anticipated benefits of the Reverse Stock Split.  The market price of our common stock is based on a number of factors which may be unrelated to the number of shares outstanding. These factors may include our performance, general economic and market conditions and other factors, many of which are beyond our control. The market price per share may not rise, or it may remain constant in proportion to the reduction in the number of shares outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. In the future, the market price of our common stock following the Reverse Stock Split may not equal or exceed the market price prior to the Reverse Stock Split.

Effects of the Reverse Stock Split

Reduction of Shares Held by Individual Shareholders.  After the effective date of the Reverse Stock Split, each common shareholder will own fewer shares of our common stock. However, the Reverse Stock Split will affect all of our common shareholders uniformly and will not affect any common shareholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split would have resulted in any of  our shareholders owning a fractional share as described below. As discussed further below, in lieu of issuing fractional shares, we will round up to the next whole share the number of shares issued to any shareholder who would otherwise be issued a fractional share. The number of shareholders of record will not be affected by the Reverse Stock Split (except to the extent that shares are rounded up). However, if the Reverse Stock Split is approved, it will increase the number of shareholders who own “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.

Reduction in Total Outstanding Shares.  The proposed Reverse Stock Split will reduce the total number of outstanding shares of common stock by a factor based on the ratio of the split. The following table shows the number of shares of our common stock outstanding both before the Reverse Stock Split and after the Reverse Stock Split:

	Shares of Common Stock Outstanding Before the Reverse Stock Split	Shares of Common Stock Outstanding After the Reverse Stock Split
1-for-2 Reverse Stock Split	20,651,371	10,325,686
1-for-20 Reverse Stock Split	20,651,371	1,032,569

If the Reverse Stock Split is between the two numbers (1-for-2 and 1-for-20) in the table above, the number of outstanding shares will be proportionately reduced.

Change in Number and Exercise Price of Employee and Equity Awards.  The Reverse Stock Split will reduce the number of shares of common stock available for issuance under our equity plans and agreements in proportion to the split ratio. Under the terms of our outstanding equity and option awards, the Reverse Stock Split will cause a reduction in the number of shares of common stock issuable upon exercise or vesting of such awards in proportion to the split ratio of the Reverse Stock Split and will cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares authorized for future issuance under our equity plans will also be proportionately reduced. The number of shares of common stock issuable upon exercise or vesting of stock option awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. Warrant and other convertible security holders, if any, will also see a similar reduction of the number of shares such instruments are convertible into as the stock option holders described above.

Regulatory Effects.  Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the common stock under the Exchange Act or our obligation to publicly file financial and other information with the SEC. If the Reverse Stock Split is implemented, our common stock will continue to trade on the OTCQB.

In addition to the above, the Reverse Stock Split will have the following effects upon our common stock:

•

The number of shares owned by each holder of common stock will be reduced;

•

The per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding;

•

The authorized common stock will remain at 500,000,000 and the par value of the common stock will remain $0.001 per share;

•

The stated capital on our balance sheet attributable to the common stock will be decreased and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased;

•

All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of common stock, if any, will enable such holders to purchase, upon exercise thereof, fewer of the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the Reverse Stock Split, at the same total price (but a higher per share price) required to be paid upon exercise thereof immediately preceding the Reverse Stock Split;

Shares of common stock after the Reverse Stock Split will be fully paid and non-assessable. The amendment to the Charter will not change any of the other the terms of our common stock. The shares of common stock after the Reverse Stock Split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of common stock prior to the Reverse Stock Split.

Because the number of authorized shares of our common stock will not be reduced, an overall effect of the Reverse Stock Split of the outstanding common stock will be an increase in authorized but unissued shares of our common stock. These shares may be issued by our Board in its sole discretion.  See “Anti-Takeover Effects of the Reverse Stock Split” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock.

Once we implement a Reverse Stock Split, the share certificates representing the shares will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Stock Split, but this in no way will affect the validity of your current share certificates. The Reverse Stock Split will occur without any further action on the part of our shareholders. After the effective date of the Reverse Stock Split, each share certificate representing the shares prior to the Reverse Stock Split will be deemed to represent the number of shares shown on the certificate, divided by the split ratio. Certificates representing the shares after the Reverse Stock Split will be issued in due course as share certificates representing shares prior to the Reverse Stock Split are tendered for exchange or transfer to our transfer agent. We request that shareholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing new shares following the Reverse Stock Split that are issued in exchange for share certificates issued prior to the Reverse Stock Split representing old shares that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the new shares after the Reverse Stock Split, the time period during which a shareholder has held their existing pre-Reverse Stock Split old shares will be included in the total holding period.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing of Articles of Amendment to our Charter with the Secretary of State of the State of Florida. The exact date of the filing of the amendment that will effectuate the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our shareholders. In addition, our Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Charter, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed with the Reverse Stock Split. If an amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Florida by the close of business one year from the Annual Meeting, our Board will abandon the Reverse Stock Split.

After the filing of the amendment, our common stock will have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

As soon as practicable after the Reverse Stock Split our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., shareholders who hold their shares directly in their own name and not through a broker). Record holders of pre-Reverse Stock Split shares will be asked to surrender to the transfer agent certificates representing pre-Reverse Stock Split shares in exchange for a book entry with the transfer agent or certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

For street name holders of pre-Reverse Stock Split shares (i.e., shareholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the effective date of the Reverse Stock Split.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No service charges, brokerage commissions or transfer taxes will be payable by any shareholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

No Issuance of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, shareholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive a certificate representing the number of shares they would otherwise be entitled to rounded up to the next whole share.

Accounting Matters

The par value per share of our common stock will remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheet attributable to common stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain Federal Income Tax Consequences

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your own particular situation.

The following is a summary of important tax considerations of the Reverse Stock Split. It addresses only shareholders who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code (the “Code”), shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. Current tax law may change, possibly even retroactively. This summary does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.

The Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as reorganization, a shareholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post- Reverse Stock Split shares. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

A holder of the pre-Reverse Stock Split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre- Reverse Stock Split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-Reverse Stock Split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

No Appraisal Rights

Shareholders have no rights under the Florida Law or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Anti-Takeover Effects of the Reverse Stock Split

The overall effect of the Reverse Stock Split may be to render more difficult the accomplishment of mergers or the assumption of control by a principal shareholder and thus make the removal of management more difficult.

The effective increase in our authorized and unissued shares as a result of the Reverse Stock Split could potentially be used by our Board to thwart a takeover attempt. The over-all effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Stock Split could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to shareholders. Our Board might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent shareholders that would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.

This Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.  Additionally, the Reverse Stock Split is not being conducted in an effort to take the Company private.

Neither our Charter nor our Bylaws presently contain any provisions having anti-takeover effects and the Reverse Stock Split Proposal is not a plan by our Board to adopt a series of amendments to our Charter or Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Plans for Newly Available Shares

The Company presently has no specific plans, nor has it entered into any arrangements or understandings regarding the shares of common stock that will be newly available for issuance upon effectiveness of the Reverse Stock Split. However, the Company’s management anticipates that we may raise capital to fund future operations through private or public equity offerings. Any future equity financing may be dilutive to existing shareholders.

The Board recommends a vote “For” the Reverse Stock Split (all proposals).

PROPOSAL 3:  TO APPROVE AN AMENDMENT INCREASING THE NUMBER OF SHARES ISSUABLE UNDER THE 2016 EQUITY INCENTIVE PLAN TO 2,500,000 SHARES

Our Board has adopted a resolution recommending that the shareholders improve an increase of the number of shares authorized under the 2016 Equity Incentive Plan (the “2016 Plan”) to 2,500,000 shares.

The 2016 Plan is a broad-based plan in which qualified employees, consultants, officers, and directors of the Company and its subsidiaries are eligible to participate. The purpose of the 2016 Plan is to further the growth and development of the Company by providing, through ownership of stock of the Company and other equity-based awards, an incentive to its officers and other key employees and consultants who are in a position to contribute materially to the prosperity of the Company, to increase such persons’ interests in the Company’s welfare, by encouraging them to continue their services to the Company, and by enabling the Company to attract individuals of outstanding ability to become employees, consultants, officers, directors and director advisors of the Company.

Background

On March 11, 2016, the Board adopted the 2016 Plan, and the shareholders approved the 2016 Plan during the annual shareholders meeting on April 21, 2016. At the time of adoption the 2016 Plan provided for the issuance of up to 8,000,000 shares of the Company’s common stock. As a result of a reverse split, the 2016 Plan currently provides for the issuance of up to 228,572 shares of our common stock. In order to incentivize employees, officers, directors, and other Company personnel the Company believes it needs the ability to grant additional awards under the 2016 Plan.

However, as discussed above, we would like to eventually apply for listing on a national securities exchange. National securities exchanges require that all companies with a security listed on the exchange obtain shareholder approval of all equity compensation plans and arrangements, including any increases in the authorized shares under previously approved equity incentive plans and previously granted equity awards made possible by those increases. Consequently, we have decided to obtain shareholder approval of this increase in order to reduce the steps required in the future when, and if, we become eligible for listing.

In the following paragraphs we provide a summary of the terms of the 2016 Plan. The following summary is qualified in its entirety by the provisions of the 2016 Plan which is attached at Annex B to this Proxy Statement.

Administration

The 2016 Plan is administered by the Compensation Committee of the Board, which currently consists of two members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. Among other things, the Compensation Committee has complete discretion, subject to the express limits of the 2016 Plan, to determine the directors, employees and nonemployee consultants to be granted an award, the type of award to be granted the terms and conditions of the award, the form of payment to be made and/or the number of shares of common stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the common stock underlying the award, and the required withholding, if any. The Compensation Committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The Compensation Committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2016 Plan. Notwithstanding the foregoing, the Compensation Committee does not have any authority to grant or modify an award under the 2016 Plan with terms or conditions that would cause the grant, vesting or exercise thereof to be considered nonqualified “deferred compensation” subject to Code Section 409A.

Eligibility

The 2016 Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to non-employee directors, officers, employees and nonemployee consultants of the Company or its affiliates. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2016 Plan.

Currently, there are 33 identified employees (including three executive officers and directors), two non-employee directors, and up to 20 other current or future staff members who would be entitled to receive stock options and/or shares of restricted stock under the 2016 Plan. Future new hires and additional non-employee directors and/or consultants would be eligible to participate in the 2016 Plan as well. As of the date of this Proxy Statement, no options have been granted to eligible participants.

Limitation on Awards

The 2016 Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under the Code, or “nonqualified stock options” (“NQSOs”); the shareholders approved the 2016 Plan at the annual meeting as previously described. Stock options may be granted on such terms and conditions as the Compensation Committee may determine; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of the Company’s common stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital stock of our company or a parent or subsidiary of our company). ISOs may only be granted to employees. In addition, the aggregate fair market value of our common stock covered by one or more ISOs (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NQSO.

Stock Appreciation Rights

A stock appreciation right (a “SAR”) entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying common stock between the date of grant and the date of exercise. SARs may be granted in tandem with, or independently of, stock options granted under the 2016 Plan. A SAR granted in tandem with a stock option (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the common stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. A SAR that is not granted in tandem with a stock option is exercisable at such times as the Compensation Committee may specify.

Restricted Stock Awards and Restricted Stock Unit Awards

A restricted stock award is a grant or sale of common stock to the participant, subject to our right to repurchase all or part of the shares at their purchase price (or to require forfeiture of such shares if issued to the participant at no cost) in the event that conditions specified by the Compensation Committee in the award are not satisfied prior to the end of the time period during which the shares subject to the award may be repurchased by or forfeited to us. Our restricted stock unit entitles the participant to receive a cash payment equal to the fair market value of a share of common stock for each restricted stock unit subject to such restricted stock unit award, if the participant satisfies the applicable vesting requirement.

Options

The 2016 Plan provides for the issuance of ISOs and Non-Qualified Options.

Amendment and Termination

The Board may terminate the 2016 Plan at any time. Unless sooner terminated, the 2016 Plan shall terminate on December 31, 2020. No stock rights may be granted under the 2016 Plan once it is terminated. Termination of the 2016 Plan shall not impair rights or obligations under any award granted while the 2016 Plan is in effect, except with the written consent of the grantee. The Board at any time, and from time to time, may amend the 2016 Plan. Provided, however, no amendment shall be affected unless approved by our shareholders to the extent that shareholder approval is necessary to satisfy the requirements of Section 422 of the Code or required by the rules of the principal national securities exchange or trading market upon which our common stock trades.

The Board at any time, and from time to time, may amend the terms of any one or more awards; provided, however, that the rights under the award shall not be impaired by any such amendment, except with the written consent of the grantee.

Forfeiture

All vested or unvested stock rights may be immediately forfeited at the option of the Board in the event that the recipient performs certain acts against the interests of the Company including termination as a result of fraud, dishonesty or violation of the Company policy.

Adjustments upon Changes in Capitalization

Subject to any required action by the shareholders of the Company, the number of shares of common stock covered by each outstanding award, and the number of shares of common stock which have been authorized for issuance under the 2016 Plan but as to which no awards have yet been granted or which have been returned to the 2016 Plan upon cancellation or expiration of an award, as well as the price per share of common stock (or cash, as applicable) covered by each such outstanding option or SAR, shall be proportionately adjusted for any increases or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company.

Certain Federal Income Tax Consequences of the 2016 Plan

The following is a general summary of the federal income tax consequences under current U.S. tax law to the Company and to participants in the 2016 Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options, stock appreciation rights, restricted stock, performance shares, performance units, restricted stock units, distribution equivalent rights and unrestricted stock. It does not purport to cover all of the special rules including special rules relating to limitations on the ability of the Company to deduct the amounts for federal income tax purposes of certain compensation, special rules relating to deferred compensation, golden parachutes, participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares of the Company’s common stock. For purposes of this summary it is assumed that U.S. Participants will hold their shares of the Company’s common stock received under the 2016 Plan as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the non-U.S. state or local income or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2016 Plan, or shares of the Company’s common stock issued pursuant thereto. All participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the 2016 Plan or shares of the Company’s common stock issued thereto pursuant to the 2016 Plan.

A U.S. Participant does not recognize taxable income upon the grant of a NQSO or an ISO. Upon the exercise of a NQSO, the U.S. Participant recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price paid therefor under the NQSO, and the Company will generally be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain. Upon the exercise of an ISO, the U.S. Participant does not recognize taxable income. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant, the U.S. Participant recognizes long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end of the required holding period, all or a portion of the gain is treated as ordinary income and the Company is generally entitled to deduct such amount. In addition to the tax consequences described above, a U.S. Participant may be subject to the alternative minimum tax, which is payable to the extent it exceeds the U.S. Participant’s regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price paid therefor under the ISO is a preference item for alternative minimum taxable income determination purposes. In addition, the U.S. Participant’s basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes.

A U.S. Participant does not recognize taxable income upon the grant of an SAR. The U.S. Participant has ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company will generally be entitled to a deduction for such amount.

A U.S. Participant does not recognize taxable income upon the receipt of a restricted stock unit award or dividend equivalent right award until a cash payment is received. At such time, the U.S. Participant recognizes ordinary compensation income equal to the amount of cash received, and the Company will generally be entitled to deduct such amount at such time.

A U.S. Participant who receives a grant of restricted stock generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares of stock at the time the restriction lapses over any amount paid timely for the shares. Alternatively, the U.S. Participant may elect to be taxed on the fair market value of such shares at the time of grant. The Company thereby will generally be entitled to a deduction at the same time and in the same amount as the income required to be included by the U.S. Participant.

A U.S. Participant recognizes ordinary compensation income upon receipt of the shares under an unrestricted stock award equal to the excess, if any, of the fair market value of the shares over any amount paid thereby for the shares, and the Company will generally be entitled to deduct such amount at such time.

Transfer

Except for ISOs, all stock rights are transferable subject to compliance with the securities laws and the 2016 Plan. ISOs are only transferable by will or by the laws of descent and distribution.

New Plan Benefits

Because future grants of awards under the 2016 Plan are subject to the discretion of the Board and the Compensation Committee, the future awards that may be granted to participants cannot be determined at this time. There are no grants that have been previously made which are contingent upon receiving shareholder approval of the grant.

The Board recommends a vote “For” this proposal.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, as amended, and in accordance therewith file reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where our reports, proxy and information statements and other information regarding our Company may be obtained free of charge.

OTHER MATTERS

The Company has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, the Company will cancel your previously submitted proxy.

By the Order of the Board of Directors of
Duos Technologies Group, Inc.
/s/ Adrian G. Goldfarb
Adrian G. Goldfarb
Chief Financial Officer

Dated: December ___, 2017

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.
THEREFORE, SHAREHOLDERS ARE URGED TO SUBMIT YOUR PROXY BY INTERNET, BY TELEPHONE OR BY MAIL AS SOON AS POSSIBLE.

PLEASE VOTE—YOUR VOTE IS IMPORTANT

APPENDIX A

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

DUOS TECHNOLOGIES GROUP, INC.

Article V of the Articles of Incorporation is hereby amended by adding the following paragraph:

(G)

Upon the filing and effectiveness (the “Effective Time”) of this Articles of Amendment to the Articles of Incorporation of the Corporation, each ________ shares of Common Stock issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock (the “Reverse Stock Split”). Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the Company for cancellation, a certificate or certificates (the “New Certificates”, whether one or more) representing the number of whole shares (rounded up to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued. In lieu of any such fractional shares of New Common Stock, each shareholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Company for cancellation, a New Certificate representing the number of shares such shareholder would otherwise be entitled to rounded up to the next whole share. If more than one Old Certificates shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Company shall carry forward any fractional share until all certificates of that holder have been presented for exchange. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer. From and after the Reverse Stock Split Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the $0.001 par value of each such share.

IN WITNESS WHEREOF, the Corporation has caused this Articles of Amendment to be signed by its duly authorized officer on this __ day of __________, 20__.

DUOS TECHNOLOGIES GROUP, INC.

By:
	Name:	Gianni B. Arcaini
	Title:	Chief Executive Officer

A-1

ANNEX B

2016 EQUITY INCENTIVE PLAN

B-1

DUOS TECHNOLOGIES GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS – ____________ ____, 2018 AT _

VOTING INSTRUCTIONS
If you vote by phone or internet, please DO NOT mail your proxy card.
MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
PHONE:	Call 1 (800) 690-6903
INTERNET:	https://www.proxyvote.com

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MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):

____________________________

____________________________

____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2018

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)

The shareholder(s) hereby appoints Gianni Arcaini and Adrian Goldfarb, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of voting stock of DUOS TECHNOLOGIES GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at _____ a.m./p.m., Florida time on __________ ____, 2018, at the Company’s headquarters located at 6622 Southpoint Drive S., Suite 310, Jacksonville, Florida, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director’s recommendations.  If any other business is presented at the meeting, this proxy will be voted by the above-named proxies at the direction of the Board of Directors.  At the present time, the Board of Directors knows of no other business to be presented at the meeting.

The Board of Directors recommends you vote FOR the following Nominees:

1. To elect members of the Company’s Board of Directors.

Gianni B. Arcaini	FOR ☐ WITHHELD ☐ ABSTAIN ☐
Adrian Goldfarb	FOR ☐ WITHHELD ☐ ABSTAIN ☐
Fred Mulder	FOR ☐ WITHHELD ☐ ABSTAIN ☐
Blair Fonda	FOR ☐ WITHHELD ☐ ABSTAIN ☐

The Board of Directors recommends you vote FOR each of the following ratios for Proposal 2 (you may vote for any or all three of the proposed reverse split ratios) and FOR Proposal 3:

2. To approve the amendment to the Company’s Articles of Incorporation to:

effect a reverse split of our common stock at an exchange ratio of 1-for-2.	FOR ☐ WITHHELD ☐ ABSTAIN ☐
effect a reverse split of our common stock at an exchange ratio of 1- for-20.	FOR ☐ WITHHELD ☐ ABSTAIN ☐
effect a reverse split of our common stock at an exchange rate of 1-for-2 to 1-for-20, or any amount in between.	FOR ☐ WITHHELD ☐ ABSTAIN ☐

3.	To approve an amendment increasing the amount of shares issuable under the 2016 Equity Incentive Plan to 2,500,000 shares	FOR ☐ WITHHELD ☐ ABSTAIN ☐

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